                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF May 19, 1995

                                 By and Between



                                  CONSECO, INC.



                                       and



                               CCP INSURANCE, INC.




                                TABLE OF CONTENTS
                                -----------------

                                                                                                             Page
                                                                                                             ----
ARTICLE I                  DEFINITIONS

         1.1               Definitions................................................................


ARTICLE II                 THE MERGER

         2.1               The Merger.................................................................
         2.2               Effective Time.............................................................
         2.3               Articles of Incorporation..................................................
         2.4               By-Laws....................................................................
         2.5               Directors..................................................................
         2.6               Officers...................................................................
         2.7               Conversion of Shares and Options...........................................
         2.8               Treatment of Conseco Stock.................................................
         2.9               Payment for Shares.........................................................
         2.10              Closing....................................................................


ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         3.1               Organization of the Company and
                           its Subsidiaries...........................................................
         3.2               Authority of the Company...................................................
         3.3               Opinion of Financial Adviser...............................................
         3.4               Proxy Statement............................................................
         3.5               Knowledge of Conseco.......................................................

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF CONSECO

         4.1               Organization of Conseco....................................................
         4.2               Authority of Conseco.......................................................
         4.3               Conflicts or Violations....................................................
         4.4               Compliance with Certain Contracts..........................................
         4.5               Financing..................................................................
         4.6               No Regulatory Disqualifiers................................................
         4.7               Proxy Statement............................................................



                                                                                                             Page
                                                                                                             ----

ARTICLE V                  COVENANTS OF THE COMPANY

         5.1               Regulatory and Other Approvals.............................................
         5.2               Shareholders' Approval.....................................................
         5.3               Investigation by Conseco...................................................
         5.4               Best Efforts...............................................................


ARTICLE VI                 COVENANTS OF CONSECO

         6.1               Best Efforts...............................................................
         6.2               Proxy Statement............................................................
         6.3               Notice.....................................................................
         6.4               Indemnification............................................................
         6.5               Cooperation of Conseco.....................................................
         6.6               Conseco Vote...............................................................

ARTICLE VII                CONDITIONS

         7.1               Conditions to Each Party's Obligations.....................................
         7.2               Additional Conditions to the
                           Obligations of Conseco.....................................................
         7.3               Additional Conditions to the
                           Obligations of the Company.................................................


ARTICLE VIII               SURVIVAL OF PROVISIONS

         8.1               Survival...................................................................


ARTICLE IX                 TERMINATION

         9.1               Termination................................................................
         9.2               Effect of Termination......................................................


ARTICLE X                  NOTICES

         10.1              Notices....................................................................




                                                                                                           Page
                                                                                                           ----

ARTICLE XI                 MISCELLANEOUS

         11.1              Entire Agreement...........................................................
         11.2              Expenses...................................................................
         11.3              Public Announcements.......................................................
         11.4              Waiver.....................................................................
         11.5              Amendment..................................................................
         11.6              Counterparts...............................................................
         11.7              No Third Party Beneficiary.................................................
         11.8              Governing Law..............................................................
         11.9              Binding Effect.............................................................
         11.10             Assignment Limited.........................................................
         11.11             Headings, Gender, etc......................................................
         11.12             Invalid Provisions.........................................................

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 19, 1995 by and between CONSECO, INC., an Indiana corporation ("Conseco"), and CCP INSURANCE, INC., an Indiana corporation (the "Company").


                                    PREAMBLE

         WHEREAS, the Board of Directors of Conseco has determined that it is in the best interests of the shareholders of Conseco for the Company to be merged with and into Conseco, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company, based upon the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has determined that it is in the best interests of the Company's shareholders for the Company to be merged into Conseco, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   Conseco   and   the   Company   desire   to   make   certain
representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The capitalized terms used in this Agreement and not defined herein shall have the meanings specified in Exhibit A. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.


                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 2.2), the Company shall be merged with and into Conseco (the "Merger") in accordance with the Indiana Business Corporation Law ("IBCL") and the separate corporate existence of the Company shall cease and Conseco shall continue as the surviving corporation under the laws of the State of Indiana under the name "Conseco, Inc." (the "Surviving Corporation") with all the rights, privileges, immunities, powers and franchises, and subject to all the duties and liabilities, of a corporation organized under the IBCL. The Merger shall have the effects set forth in the IBCL.

         2.2 Effective Time. The Merger shall be effected as promptly as practicable after satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof and in no event later than 10 Business Days thereafter, by the filing of duly executed Articles of Merger in proper form required by the IBCL with the Secretary of State of the State of Indiana (the "Articles of Merger"). When used in this Agreement, the term "Effective Time" shall mean, unless otherwise agreed upon and specified by the parties in the Articles of Merger, the date and time at which the Articles of Merger are filed with the Secretary of State of the State of Indiana.

         2.3 Articles of Incorporation. The Articles of Incorporation of Conseco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Law.

         2.4 By-Laws. The Code of By-laws of Conseco, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Law.

         2.5 Directors. The directors of Conseco at the Effective Time shall be the directors of the Surviving Corporation and will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by Law.

         2.6 Officers. The officers of Conseco at the Effective Time shall be the officers of the Surviving Corporation and will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by Law.

         2.7 Conversion of Shares and Options. (a) Each of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares held by Conseco or any direct or indirect wholly owned subsidiary of Conseco and Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive $23.25 in cash (the "Cash Consideration") payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Share or Shares (the "Certificate") at any time after the Effective Time.

         (b) Each Share issued and outstanding immediately prior to the Effective Time which is then held by any direct or indirect wholly owned Subsidiary of Conseco shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive .5519 of a share of common stock, no par value, of Conseco ("Conseco Common Stock") or other capital stock of Conseco having substantially equivalent value, payable upon surrender of the Certificate at any time after the Effective Time.

         (c) Each Share issued and outstanding immediately prior to the Effective Time which is then held by Conseco or as a treasury share by the Company shall, by virtue of the Merger and without any action on the part of the Company or the holder, be cancelled and retired and cease to exist, without payment of any consideration therefor.

         (d) Each Option outstanding immediately prior to the Effective Time, whether or not such Option is then vested or exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive in cash an amount equal to (x) the number of Shares covered by the Option multiplied by (y) the amount, if any, by which the Cash Consideration exceeds the exercise price of such Option.

         (e) Prior to the Effective Time, the Company shall use its best efforts to obtain any consents from holders of Options that are necessary to give effect to the conversions contemplated by Section 2.7(d). Notwithstanding any other provision of this Section 2.7, payment may be withheld in respect of any Option until any necessary consents are obtained.

         2.8 Treatment of Conseco Stock. No outstanding shares of Conseco stock shall be cancelled or converted by virtue of the Merger.

         2.9 Payment for Shares. (a) Pursuant to an agreement (the "Disbursing Agent Agreement") which shall provide for the matters set forth in this Section
2.9 and otherwise be on terms reasonably satisfactory to Conseco and the Company and which shall be entered into on or before the Effective Time between Conseco and a disbursing agent reasonably satisfactory to the Company and Conseco (the "Disbursing Agent"), Conseco shall deposit with the Disbursing Agent at the Effective Time in trust for the benefit of the shareholders of the Company, the Cash Consideration (in immediately available funds) to which holders of Shares shall be entitled pursuant to Section 2.7. The Disbursing Agent shall invest portions of the cash deposited with it in such manner as the Surviving Corporation directs; provided that all of such investments be in obligations of or guaranteed by the United States of America or in money market funds which are invested solely in obligations of or guaranteed by the United States of America or in commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. (collectively, "Permitted Investments"); provided, further, that the maturities of Permitted Investments shall be such as to permit the Disbursing Agent to make prompt payment of the Cash Consideration to shareholders of the Company. Any interest or income produced by Permitted Investments shall be payable to the Surviving Corporation. The Surviving
Corporation shall replace any monies lost through any investment made at its direction pursuant to this Section 2.9. If outstanding Certificates are not surrendered or the Cash Consideration therefor set forth in Section 2.9 hereof is not claimed prior to the one hundred twentieth (120th) day after the Closing Date, the unclaimed amounts shall be returned to the Surviving Corporation and persons entitled thereto may look only to the Surviving Corporation for payment thereof.

         (b) As soon as practicable after the Effective Time, the Disbursing Agent shall send a notice and form of letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificate to the Disbursing Agent) to each record holder of a Certificate (other than Certificates representing Shares held as treasury shares by the Company or held by any direct or indirect wholly owned Subsidiary of the Company or by Conseco or any direct or indirect wholly owned Subsidiary of Conseco) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such Certificate or Certificates for exchange into the Cash Consideration. Each holder of a Certificate theretofore evidencing Shares converted into a right to receive the Cash Consideration, upon surrender thereof to the Disbursing Agent together with and in accordance with a duly executed letter of transmittal, shall be entitled to receive in exchange therefor the Cash Consideration payable (in the form of a check or, if so requested by such holder, wire transfer) in respect of each Share theretofore evidenced by the Certificate or Certificates so surrendered. Upon such surrender, the Disbursing Agent will, as promptly as practicable, pay the Cash Consideration. Until surrendered, each such Certificate (other than Certificates representing Shares held as treasury shares by the Company or held by any direct or indirect wholly owned Subsidiary of the Company or by Conseco or any direct or indirect wholly owned Subsidiary of Conseco, which shall have only the rights specified in Section 2.7), shall be deemed for all purposes to evidence only the right to receive the Cash Consideration. In no event shall the holder of any such Share be entitled to receive interest on the Cash Consideration.

         (c) If the Cash Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Cash Consideration that the Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Company any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Company that such taxes have been paid or are not required to be paid.

         (d) Conseco shall issue shares of Conseco Common Stock or other capital stock of Conseco pursuant to Section 2.7(b) to any direct or indirect wholly owned Subsidiary of Conseco which held Shares immediately prior to the Effective Time, as soon as practicable following surrender of Certificates by such holders.

         (e) Payments made pursuant to Section 2.7 for Options shall be made by the Company at or prior to the Effective Time. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Options such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Options in respect of which such deduction and withholding was made by the Company.

         (f) From and after the Effective Time, the stock transfer books of the Company in place prior to the Effective Time shall be closed, and thereafter there shall be no transfers on such books of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Cash Consideration.

         2.10 Closing. The Closing shall (unless the parties hereto otherwise agree) take place on the Closing Date at the offices of Conseco in Carmel, Indiana at 9:00 a.m.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Conseco as follows:

         3.1 Organization of the Company and its Subsidiaries. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of organization and the Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the shareholders in accordance with the IBCL and
Section 7.1 hereof and the filing and recordation of the appropriate documents under the IBCL).

         3.2 Authority of the Company. The Board of Directors of the Company and the Special Committee have duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the shareholders in accordance with the IBCL and Section 7.1 hereof and the filing and recordation of the appropriate documents under the IBCL). Assuming the due authorization, execution and delivery by Conseco of this Agreement, this Agreement constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought.

         3.3 Opinion of Financial Adviser. The Special Committee has received the opinion (the "Fairness Opinion") of Salomon Brothers Inc ("Salomon Brothers"), the Special Committee's financial adviser, dated the date of this Agreement, to the effect that as of such date, the consideration to be received in the Merger is fair to the holders of Shares (other than Conseco and its Subsidiaries) from a financial point of view.

         3.4 Proxy Statement. The Proxy Statement and the Rule 13e-3 Transaction Statement to be filed with the SEC pursuant to Section 13(e) of the Exchange Act ("Schedule 13E-3") with respect to information contained or incorporated by reference therein relating to the Special Committee or the financial or legal advisers or actuarial consultants to the Special Committee, at the time of mailing to shareholders and at the time of the Special Meeting (a) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) will comply in all material respects with the applicable rules and regulations prescribed by the SEC. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger or any schedule required to be filed with the SEC and any other applicable regulatory authority in connection therewith are collectively referred to herein as the "Proxy Statement." If at any time prior to the Effective Time, any event with respect to the Company should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of the Company. For purposes of this
Section 3.4, any statement which is made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Proxy Statement or the Schedule 13E-3 or any statement included in the Proxy Statement or in the Schedule 13E-3 modifies or supersedes such earlier statement.

         3.5 Knowledge of Conseco. The representations set forth in Sections 3.1 through 3.4 of this Agreement shall not be breached by the existence of any facts, conditions or circumstances that Conseco, in light of its ownership of Shares, representation on the Company's Board of Directors and provision of services pursuant to agreements between the Company or one of its Subsidiaries and Conseco or one of its Subsidiaries, knew or reasonably should have known.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CONSECO

         Conseco hereby represents and warrants to the Company as follows:

         4.1 Organization of Conseco. Conseco is duly organized and validly existing under the laws of Indiana and has the requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement.

         4.2 Authority of Conseco. The Board of Directors of Conseco has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Conseco and the performance by Conseco of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Conseco. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of Conseco and is enforceable against Conseco in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought.

         4.3 Conflicts or Violations. The execution and delivery of this Agreement by Conseco do not, and the performance by Conseco of its obligations under this Agreement will not:

         (a) subject to compliance with the items described in subsections 4.3(e) (i) and (ii) hereof, violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Conseco except for such violations as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Conseco to perform its obligations under this Agreement;

         (b) conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Incorporation or By-laws of Conseco;

         (c) result in the creation or imposition of any Lien upon Conseco or any of its Assets and Properties under any Contract to which Conseco is bound or any of its Assets and Properties are bound or affected, that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Conseco to perform its obligations under this Agreement;

         (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Conseco is a party or by which any of its Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights (as to which requisite consents or waivers have not been obtained) individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Conseco to perform its obligations under this Agreement; or

         (e) require Conseco to obtain any consent, approval, or action of, or make any prior filing with or give any prior notice to, any Person except (i) pursuant to the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder or any applicable state takeover or insurance laws, (ii) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (iii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or would reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement or on the ability of Conseco to perform its obligations under this Agreement.

         4.4 Compliance With Certain Contracts. Conseco and its Subsidiaries are in compliance with their respective obligations under all Contracts between Conseco or one of its Subsidiaries and the Company or one of its Subsidiaries, except where the failure to be in compliance would not have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Conseco to perform its obligations under this Agreement.

         4.5 Financing. At the Effective Time, Conseco will have available all of the funds required to purchase all of the outstanding Shares (except for those Shares owned by Conseco or any of its direct or indirect wholly owned Subsidiaries) pursuant to the terms hereof. A true and correct copy of the commitment letter dated February 28, 1995 from The Chase Manhattan Bank, N.A. and First Union National Bank of North Carolina to Conseco (the "Commitment Letter") has been delivered to the Company. The Commitment Letter is in full force and effect.

         4.6 No Regulatory Disqualifiers. To the Knowledge of Conseco, no event has occurred or condition exists or, to the extent it is within the control of Conseco, will occur or exist with respect to Conseco that, in connection with the Merger would cause Conseco to fail to satisfy on its face any applicable statute or written regulation of any applicable insurance regulatory authority.

         4.7 Proxy Statement. The information supplied or to be supplied by Conseco or its representatives for inclusion in the Proxy Statement or the
Schedule 13E-3, at the time of mailing to the shareholders of the Company and at the time of the Special Meeting, (a) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) will comply in all material respects with the applicable rules and regulations prescribed by the SEC. If at any time prior to the Effective Time, any event with respect to Conseco should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of the Company. For purposes of this Section 4.7, any statement which is made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 shall be deemed modified or superseded to the extent any later filed document incorporated by reference in the Proxy Statement or the Schedule 13E-3 or any statement included in the Proxy Statement or in the Schedule 13E-3 modifies or supersedes such earlier statement.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with Conseco that, at all times before the Closing, the Company will comply, and will cause its Subsidiaries to comply, with all covenants and provisions of this Article V, except to the extent Conseco may otherwise consent in writing.

         5.1 Regulatory and Other Approvals. Subject to the terms and conditions herein provided, the Company will, and will cause its Subsidiaries to (a) subject to its fiduciary duties under applicable Law as determined by the Special Committee in good faith after consultation with and based as to legal matters upon the advice of counsel or as otherwise provided in this Agreement, use reasonable efforts to obtain shareholder approval of this Agreement and the Merger, (b) provide such other information and communications to such governmental and regulatory authorities as Conseco or such authorities may reasonably request, and (c) cooperate with Conseco in obtaining all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of Conseco to consummate the transactions contemplated hereby.

          5.2 Shareholders' Approval. (a) The Company shall, acting through its Board of Directors, in accordance with applicable Law:

               (i) (A) duly call and give notice of a special meeting (the "Special Meeting") of its shareholders, as soon as reasonably practicable following the execution of this Agreement, for the purpose of voting upon the approval and adoption of this Agreement and the Merger and (B) thereafter convene and hold the Special Meeting;

                 (ii) include in the Proxy Statement sent to shareholders of the Company the recommendation of its Board of Directors and the Special Committee that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger; and

                  (iii) use its best efforts as promptly as practicable (A) to obtain and furnish the information required to be included by it in the Proxy Statement, (B) to file the Proxy Statement with the applicable regulatory authorities, (C) to respond to any comments made by the applicable regulatory authorities with respect to the Proxy Statement and any preliminary version thereof, (D) to cause the Proxy Statement to be mailed to its shareholders in accordance with Subsection 5.2(a)(i)(A) above and (E) to have the necessary vote on this Agreement and the Merger by its shareholders.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to use its best efforts or take any action pursuant to this Section 5.2, if its Board of Directors or the Special Committee have determined in good faith, after consultation with and based as to legal matters upon the advice of its counsel, that such actions would be inconsistent with their fiduciary duties to the Company's shareholders under applicable Law.

         5.3 Investigation by Conseco. Subject to any currently existing contractual and legal restrictions applicable to the Company, the Company will provide, and will cause its Subsidiaries to provide Conseco, its lenders, and their respective counsel, accountants, actuaries, and other representatives (collectively, the "Representatives") with reasonable access, upon reasonable notice and during normal business hours, to all facilities, officers, employees, accountants, actuaries, Assets and Properties, and Books and Records of the Company and its Subsidiaries and will furnish Conseco and such Representatives during such period with all such information and data (including without limitation copies of Contracts and other Books and Records) concerning the business, operations, and affairs of the Company and its Subsidiaries as Conseco or any Representatives reasonably may request.

         5.4 Best Efforts. Subject to the terms and conditions herein provided and except as otherwise herein provided, the Company agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                              COVENANTS OF CONSECO

         Conseco covenants and agrees with the Company that, at all times before the Closing, Conseco will comply with all covenants and provisions of this
Article VI, except to the extent the Company (with the consent of the Special Committee) may otherwise consent in writing.

         6.1 Best Efforts. Subject to the terms and conditions herein provided and except as otherwise herein provided, Conseco agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.2 Proxy Statement. Conseco will use its best efforts to obtain and furnish promptly the information required to be included by it, or such other information reasonably requested by the Company or required by the applicable regulatory authorities for inclusion, in the Proxy Statement or other required filings.

         6.3 Notice. Conseco will notify the Company promptly in writing of any event, transaction, or circumstance occurring after the date of this Agreement that causes or will likely cause any covenant or agreement of Conseco under this Agreement to be breached, or that renders or will likely render untrue any representation or warranty of Conseco contained in this Agreement.

         6.4 Indemnification. (a) In the event of any threatened or actual claim, suit, proceeding or investigation, whether civil, criminal or administrative, in which any of the present or former directors, officers or employees (the "Indemnified Parties") of the Company or any of its Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or any of its Subsidiaries, or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time (including, without limitation, the transactions contemplated by this Agreement), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable Law (and shall also advance expenses incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) the Surviving Corporation will use its best efforts to assist in the vigorous defense of any such matter; provided that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.4(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation, although the failure to so notify shall not relieve the Surviving Corporation from any liability, except to the extent that such failure materially prejudices the Surviving Corporation.

         (b) Conseco agrees that all rights to indemnification (including with respect to the advancement of expenses) for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the certificates of incorporation or by-laws of the Company or its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of three years following the Effective Time; provided, however, that all rights to indemnification in respect to any claim asserted or made within such period shall continue until disposition of such claim.

         (c) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each such Indemnified Party and each such Indemnified Party's heirs and representatives.

         6.5 Cooperation of Conseco. Conseco shall take all actions necessary to permit the Company to fulfill its obligations under this Agreement, including using its best efforts to cause directors, officers or employees of the Company who are directors, officers or employees of Conseco or any of its Subsidiaries to approve or take or refrain from taking any actions by the Company required (or prohibited, as the case may be) by this Agreement (it being understood, however, that this Section 6.5 does not require Conseco to consent to any matter requiring Conseco's consent under this Agreement). Conseco will not take any action interfering with the Company's ability to fulfill its obligations under this Agreement. Notwithstanding any other provision of this Agreement, any actions or omissions of the Company that result from a violation by Conseco of this Section 6.5 shall not be deemed a breach of this Agreement.

         6.6 Conseco Vote. At the Special Meeting (or any adjournment thereof), Conseco will vote the Shares owned by Conseco, and will cause each of its direct or indirect wholly owned Subsidiaries and its affiliates to vote the Shares owned by them, in favor of the Merger.

                                   ARTICLE VII

                                   CONDITIONS

         7.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions any of which may be waived in whole, or to the extent permitted hereby, in part:

         (a) This Agreement and the Merger shall have been duly approved and adopted at the Special Meeting by (i) the holders of a majority of the Shares outstanding as of the record date and (ii) the holders of a majority of the Shares outstanding which are present in person or represented by proxy at the Special Meeting and entitled to vote thereat, excluding Shares owned by Conseco and its direct or indirect Subsidiaries.

         (b) There shall not be in effect any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that prior to invoking this condition each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated.

         (c) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent, order or approval would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Company to perform its obligations under this Agreement, or on the Business or Condition of the Company and its Subsidiaries, taken as a whole.

         7.2 Additional Conditions to the Obligations of Conseco. The obligation of Conseco to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Conseco to the extent permitted by applicable Law:

         (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct when made and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except for changes permitted by this Agreement and except to the extent they relate to a particular date), except for such failures to be true and correct which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Company to perform its obligations under this Agreement, or on the Business or Condition of the Company, taken as a whole.

         (b) The Company shall have performed in all material respects all of its material obligations under this Agreement theretofore to be performed.

         (c) Except (i) as disclosed by the Company in Filed SEC Documents prior to the date of this Agreement, (ii) as contemplated by this Agreement, (iii) as results from any acts or omissions of Conseco or its Subsidiaries or affiliates or their respective directors, officers, employees, representatives or agents whether in their capacity as directors, officers, employees, representatives or agents of Conseco, the Company or any of their respective Subsidiaries or affiliates or otherwise, or (iv) as arises out of facts or circumstances existing on or before the date of this Agreement which were known or reasonably should have been known by Conseco, since the date hereof there has not occurred any material adverse change in the Business or Condition of the Company and its Subsidiaries, taken as a whole.

         7.3 Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company (with the concurrence of the Special Committee) to the extent permitted by applicable law:

         (a) The representations and warranties of Conseco set forth in this Agreement shall be true and correct when made and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except for changes permitted by this Agreement and except to the extent they relate to a particular date), except for such failures to be true and correct which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Conseco to perform its obligations under this Agreement.

         (b) Conseco shall have performed in all material respects all of its material obligations under this Agreement theretofore to be performed.

         (c) The Company shall have received at the Effective Time a certificate dated the Effective Time and executed by the President or an Executive Vice President of Conseco certifying to the fulfillment of the conditions specified in Section 7.3(a) and (b) hereof.

         (d) Salomon Brothers shall not have withdrawn or modified in any material respect its Fairness Opinion on or prior to the Closing Date.
         ARTICLE VIII

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by the Company and Conseco in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to Section 7.2 or
Section 7.3 hereof, will not survive the Closing.


                                   ARTICLE IX

                                   TERMINATION

        9.1 Termination.This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

         (a) at any time before the Closing, by mutual written agreement of the Company (with the consent of the Special Committee) and Conseco;

         (b) at any time by the Company (with the consent of the Special Committee) if any breach of any representation, warranty, covenant or agreement on the part of Conseco or if any representation or warranty of Conseco shall have become untrue, in either case such that the conditions set forth in Section
7.3 are incapable of being satisfied by December 31, 1995 (or as otherwise extended);

         (c) at any time by Conseco if any breach of any representation, warranty, covenant or agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue in either case such that the conditions set forth in Section 7.2 are incapable of being satisfied by December 31, 1995 (or as otherwise extended);

         (d) by either the Company or Conseco, upon a vote at a duly held meeting of the shareholders of the Company or any adjournment thereof, if any required approval of the shareholders of the Company shall not have been obtained or any injunction or other action permanently restraining, enjoining or otherwise prohibiting the Merger by any court of competent jurisdiction, arbitrator, governmental body or agency shall have become final and non-appealable;

         (e) at any time after December 31, 1995, by the Company (with the consent of the Special Committee) or Conseco, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant or agreement included herein) by the party electing to terminate pursuant to this clause (e); or

         (f) by the Special Committee on behalf of the Company at any time after the Special Committee withdraws or materially modifies or changes its recommendation of this Agreement or the Merger and the Special Committee after consultation with its counsel determines that the failure to take such action would be inconsistent with its fiduciary duties to the Company's shareholders under applicable Law.

         9.2 Effect of Termination. Except with respect to Article X and Article XI hereof, if this Agreement is validly terminated pursuant to Section 9.1 hereof, this Agreement will thereupon become null and void, and there will be no Liability on the part of the Company or Conseco (or any of their respective officers, directors, employees, agents, consultants or other representatives) and any such termination shall be without prejudice to any claim which either party may have against the other for willful breach of this Agreement (or any representation, warranty, covenant or agreement included herein).

                                    ARTICLE X

                                     NOTICES

         10.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to the Company, to:

                  CCP Insurance, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention:  Rollin M. Dick
                  Telephone:  (317) 817-6118
                  Telecopy:  (317) 817-6327

                  with a copy to:

                  Andrew Delaney, Chairman of the Special
                  Committee of the Board of Directors
                  of CCP Insurance, Inc.
                  c/o Skadden, Arps, Slate, Meagher & Flom
                  333 West Wacker Drive
                  Chicago, Illinois  60606
                  Attention:  William R. Kunkel, Esq.
                  Telephone:  (312) 407-0700
                  Telecopy:  (312) 407-0411
                  and

                  Skadden, Arps, Slate, Meagher & Flom
                  333 West Wacker Drive
                  Chicago, Illinois  60606
                  Attention:  William R. Kunkel, Esq.
                  Telephone:  (312) 407-0700
                  Telecopy:  (312) 407-0411

         If to Conseco, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention:  Lawrence W. Inlow, Esq.
                  Telephone:  (317) 817-6163
                  Telecopy:  (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Entire Agreement. Except for documents executed by the Company and Conseco pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibit hereto and other Contracts and documents delivered in connection herewith) contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         11.2 Expenses. Except as otherwise expressly provided in this Agreement, each of the Company and Conseco will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that the allocable share of each of the Company and Conseco for all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and the Schedule 13E-3 shall be one-half.

         11.3 Public Announcements. At all times at or before the Closing, the Company, Conseco and the Special Committee will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the others' approval of the text of any public report, statement, or release to be made solely on behalf of any of the others. If the Company, Conseco and the Special Committee are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to the Company, Conseco or the Special Committee, required by Law or the rules and regulations of any applicable stock exchange or may be appropriate in order to discharge its disclosure obligations, then the Company, Conseco or the Special Committee, as the case may be, may make or issue such report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 11.3 may be disclosed or otherwise provided by the Company, Conseco or the Special Committee to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

         11.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof; such waiver must be in writing and must be executed by the President, chief executive officer, chief financial officer, general counsel, or chief operating officer of such party; provided, however, that the waiver of any of the conditions by the Company shall require the consent of the Special Committee. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

         11.5 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all parties hereto; provided, however, that any amendment to this Agreement shall require the consent of the Special Committee.

         11.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

         11.7 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana without giving effect to the principles of conflicts of Law thereof.

         11.9 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assignees.

         11.10 Assignment Limited. Except as otherwise provided herein, this Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that any assignment of this Agreement shall require the consent of the Special Committee.

         11.11 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) all references to "dollars" or "$" refer to currency of the United States of America.

         11.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and Conseco effective as of the date first written above.

                                  CONSECO, INC.



                             By:   STEPHEN C. HILBERT
                                   -----------------------------
                                   Stephen C. Hilbert, President


                                  CCP INSURANCE, INC.



                             By:   ROLLIN M. DICK
                                   -----------------------------
                                   Rollin M. Dick,
                                    Executive Vice President

                                                                   Exhibit A


                              DEFINITIONS OF TERMS

         "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person specified.

         "Agreement" shall mean this Agreement and Plan of Merger, together with the exhibit attached hereto.

         "Articles of Merger"  shall have the meaning  ascribed to it in Section
2.2 of this Agreement.

         "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures and insurance or annuities in force.

         "Books and Records" shall mean all accounting, financial reporting, tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

         "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in New York are authorized or obligated to close under the Laws of the State of New York.

         "Business or Condition" shall mean the business, financial condition or results of operations of a specified Person.

         "Cash  Consideration"  shall have the meaning ascribed to it in Section
2.7 of this Agreement.

         "Certificate" shall have the meaning ascribed to it in Section 2.7 of this Agreement.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean (a) the date upon which the Effective Time occurs, or (b) such other date as Conseco and Company may mutually agree upon in writing.

         "Commitment  Letter"  shall have the meaning  ascribed to it in Section
4.5 of this Agreement.

         "Company" shall have the meaning ascribed to it in the first paragraph of this Agreement.

         "Conseco" shall have the meaning ascribed to it in the first paragraph of this Agreement.

         "Conseco Common Stock" shall have the meaning ascribed to it in Section
2.7 of this Agreement.

         "Contract"  shall  mean  any  agreement,   lease,  sublease,   license,
sublicense,  promissory  note,  evidence  of  indebtedness,   insurance  policy,
annuity, or other contract or commitment.

         "Control" (and its derivative terms "Controlled" "Controls", etc.) shall mean the ability to determine the actions and decisions of another Person, whether by ownership of voting securities, the ability to elect a majority of the Board of Directors or other managing board or committee, management contract, or otherwise.

         "Disbursing Agent" shall have the meaning ascribed to it in Section 2.9 of this Agreement.

         "Disbursing  Agent  Agreement" shall have the meaning ascribed to it in
Section 2.9 of this Agreement.

         "Effective Time" shall have the meaning ascribed to it in Section 2.2 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fairness Opinion" shall have the meaning ascribed to it in Section 3.3 of this Agreement.

         "Filed SEC Documents" shall mean all of the SEC Documents filed by the Company and publicly available prior to the date of this Agreement.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period, except as disclosed in the notes to the Company's financial statements.

         "IBCL" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

         "Indemnified Parties" shall have the meaning ascribed to it in Section
6.4 of this Agreement.

         "Insurance Subsidiary" means each Subsidiary of the Company which is organized, qualified, or licensed as a company authorized to conduct the business of underwriting, issuing or reinsuring insurance policies.

         "Knowledge of Conseco" means the actual knowledge of any officer of Conseco.

         "Knowledge of Company" means the actual knowledge of any one or more of any officer of the Company or any Significant Subsidiary.

         "Laws" shall mean all laws, statutes, ordinances and regulations, having the effect of law of the United States of America, or any state, commonwealth, city, municipality, court, tribunal, agency, governmental agency or authority, arbitrator, or instrumentality thereof.

         "Liabilities" shall mean all debts, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) which are recognized as liabilities in accordance with SAP or GAAP.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing other than Permitted Encumbrances.

         "Merger" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

         "Option" shall mean any option to purchase Shares which has been granted to officers, employees or directors of the Company or its Subsidiaries pursuant to the Company's Stock Option Plan which is described in Filed SEC Documents.

         "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or any of its Affiliates is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Company or any of its Affiliates; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Company or any of its Affiliates is a party; (vii) pledges or deposits effected by Company as a condition to obtaining or maintaining any license of such Person; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

         "Permitted  Investments"  shall  have  the  meaning  ascribed  to it in
Section 2.9 of this Agreement.

         "Person" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority, or business organization.

         "Proxy Statement" shall have the meaning ascribed to it in Section 3.4 of this Agreement.

         "Representative" shall have the meaning ascribed to it in Section 5.3 of this Agreement.

         "SAP" shall mean the accounting practices prescribed or permitted by the regulatory authority in the state in which each Insurance Subsidiary is domiciled, as the case may be, consistently applied throughout the specified period and in the immediately prior comparable period.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency.

         "SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed with the SEC under the Exchange Act.

         "Salomon Brothers" shall have the meaning ascribed to it in Section 3.3 of this Agreement.

         "Schedule 13E-3" shall have the meaning ascribed to it in Section 3.4 of this Agreement.

         "Shares" shall mean the shares of common stock, no par value, of the Company.

         "Significant Subsidiary" shall mean any of the Subsidiaries which falls within the meaning of Section 1-02 of the Regulation S-X promulgated by the SEC.

         "Special Committee" shall have the meaning ascribed to it in the preamble of this Agreement.

         "Special Meeting" shall have the meaning ascribed to it in Section 5.2 of this Agreement.

         "Subsidiary" shall mean each of those Persons, regardless of jurisdiction of organization, of which another Person, directly or indirectly through one or more subsidiaries, Controls securities having more than 50% of the voting power of such Person (without giving effect to any contingent voting rights).

         "Surviving  Corporation"  shall  have  the  meaning  ascribed  to it in
Section 2.1 of this Agreement.